(Face of Security)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE ISSUE PRICE OF THE NOTES WILL BE $987.20 PER UNIT AND THE ISSUE PRICE OF
THE RIGHTS WILL BE $12.80 PER UNIT. THE ISSUE PRICE OF THE NOTES REPRESENTS A YIELD TO MATURITY OF 14.041% PER ANNUM COMPUTED ON A SEMI-ANNUAL BOND
EQUIVALENT BASIS AND CALCULATED FROM           MAY 9, 1995 ASSUMING THAT THE
INTEREST RATE IS 13r%. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES WILL BE $12.80 PER NOTE. THE CALCULATION OF ORIGINAL ISSUE DISCOUNT WILL BE
ADJUSTED ACCORDINGLY WHEN THE INTEREST RATE ON THE NOTES DECREASES TO 13 1/4% IN ACCORDANCE WITH THE TERMS HEREOF.




                               TEREX CORPORATION
                       13 1/4% SERIES A SENIOR SECURED NOTE
                                    DUE 2002

No. 1~                                                                $

Terex Corporation, a Delaware corporation (the "Company"), as obligor, for
value received promises to pay to                       or registered assigns,
the principal sum of                           Dollars on May 15, 2002.
Interest Payment Dates: May 15 and November 15 and on the maturity date. Record Dates: May 1 and November 1 (whether or not a Business Day).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        Dated:


                                        TEREX CORPORATION


                                        By:
                                          Name:
                                          Title:


                                        By:
                                          Name:
                                          Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF
     NEW YORK, as Trustee


By:______________________________
    Authorized Signature





                              (Back of Security)

                      13 1/4% SERIES A SENIOR SECURED NOTE
                               DUE MAY 15, 2002

          1. Interest. Terex Corporation, a Delaware corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          The Company shall pay, in cash, interest on the principal amount of this Note, at the rate of 13r% per annum (subject to adjustment as provided below). The Company shall pay interest semi-annually on May 15 and November 15 of each year, and on the maturity date, commencing on November 15, 1995, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement (defined below). Upon (a) the consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or (b) the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes, as the case may be, the interest rate borne by this Note will decrease to 13 1/4 per annum.

          Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of May 9, 1995 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are limited to $250,000,000 in aggregate principal amount.

          5. Optional Redemption. The Notes are not redeemable at the Company's option prior to May 15, 2000. On and after May 15, 2000, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

                             Year             Percentage

                             2000               103.79  %
                             2001               101.89
                             2002               100.00

          Notwithstanding the foregoing, prior to May 15, 2000, the Company may, but shall not be obligated to, redeem up to one third of the original principal amount of the Notes with the net proceeds of a bona fide public offering of common stock of the Company or any Restricted Subsidiary, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

                          Year                Percentage

                          1995                  113.25  %
                          1996                  111.36
                          1997                  109.46
                          1998                  107.57
                          1999 and thereafter   105.69

provided, however, that such redemption will occur within 60 days of the date of the closing of such public offering.

          6. Mandatory Redemption. There shall be no mandatory redemption of the Notes.

          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights of any Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          10.  Defaults and Remedies.   If an Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Company must furnish an annual compliance certificate to the Trustee.

          11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          12. No Recourse Against Others. No director, officer, employee, agent, manager, partner or interest holder or stockholder, as such, of the Company or Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          16. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of May 9, 1995, between the Company and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchaser (as defined therein) to the extent provided therein.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention:
Marvin B. Rosenberg.






                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


     (Insert assignee's soc. sec. or tax I.D. no.)



(Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:____________________


                    Your Signature:____________________
                         (Sign exactly as your name appears
                          on the face of this Note)

Signature Guarantee*


________________

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).

OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________



Date:__________________________




                    Your Signature:_________________________
                         (Sign exactly as your name appears
                          on the face of this Note)

Signature Guarantee*

______________

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).





                                   GUARANTY

          For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.9 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.1(10) or (11) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth in the Indenture, the Notes and the Security Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No stockholder, officer, director or incorporator, as such, past, present or future, of the undersigned shall have any personal liability under this Guaranty by reason of his or its status as such stockholder, officer, director or incorporator.


                         CMH ACQUISITION CORP.

                         By:
                         Its:



                         CLARK MATERIAL HANDLING COMPANY

                         By:
                         Its:



                         CHM ACQUISITION INTERNATIONAL CORP.

                         By:
                         Its:

                         KOEHRING CRANES, INC.

                         By:
                         Its:


                         LEGRIS INDUSTRIES, INC.

                         By:
                         Its:


                         PPM CRANES, INC.

                         By:
                         Its: